                                                                    EXHIBIT 2.13

                                  AMENDMENT TO
                               PURCHASE AGREEMENT

       Amendment (this "Amendment"), dated as of December 20, 2002, to the Purchase Agreement (the "Agreement"), dated as of August 9, 2002, by and among Global Crossing Ltd., a company organized under the Laws of Bermuda (the "Company"), Global Crossing Holdings Ltd., a company organized under the Laws of Bermuda ("GX Holdings"), the Joint Provisional Liquidators of the Company and GX Holdings (the "JPLs"), Singapore Technologies Telemedia Pte Ltd, a company organized under the Laws of Singapore ("ST Telemedia") and Hutchison Telecommunications Limited, a company organized under the Laws of Hong Kong (together with ST Telemedia, the "Investors"). Capitalized terms used but not defined herein have the meanings given thereto in the Agreement.

       WHEREAS, the parties hereto desire to effect certain amendments to the Agreement as hereinafter set forth;

       WHEREAS, such amendments may be effected pursuant to Section 8.6 of the Agreement;

       WHEREAS, pursuant to Section 5.8 of the Agreement, the JPL's have delivered their express consent to the execution of this Amendment by the parties hereto.

       NOW, THEREFORE, the parties hereto hereby agree to amend the Agreement as follows:

       1. Amendments. Pursuant to Section 8.6 of the Agreement, the parties agree as follows:

          (a) The defined term "Agreement" shall include all amendments thereto, and the defined term "Bankruptcy Plan" shall include all supplements thereto.

          (b) The number of New Common Shares of New GX issued to the Company prior to Closing referred to in Section 2.3(a) and Exhibit A of the Agreement shall be amended from "1,000" to "1,200,000".

          (c) The number of New Common Shares which will be reserved for issuance upon exercise of share options pursuant to the New GX Management Plan pursuant to Section 2.3(a) of the Agreement shall be amended from "3,478,500" to "3,478,261".

          (d) The last word of the first sentence of Section 4.6 of the Agreement shall be amended from "$5,200,000" to "$10,200,000".

          (e) Clause (i) of the definition of "Assets" in Section 8.1 of the Agreement shall be amended and restated in its entirety to read as follows:

          "(i) the funds not to exceed $13,000,000 (plus any accrued interest thereon) standing to the credit of the bank account in the name of the

          Company with account number 29221 maintained at Butterfield Asset Management Limited in Bermuda;"

          (f) Clause (f) of the definition of "Confirmation Order" in Section
8.1 of the Agreement shall be amended and restated in its entirety to read as follows:

          "(f) the issuance to the Pre-Petition Date creditors of the Debtors of Common Shares under the Bankruptcy Plan is exempt from registration under the Securities Act."

          (g) The definition of New Preferred Shares in Section 8.1 of the Agreement shall be amended and restated in its entirety to read as follows:

          ""New Preferred Shares" shall mean preferred shares, par value $0.10 per share, of New GX."

          (h) Paragraph 13 of Exhibit A shall be supplemented to include the following sentence as the last sentence of that paragraph:

          "For the avoidance of doubt, claims of the Company and GX Holdings against their respective Non-Filing Subsidiaries shall be transferred to New GX at the Closing (including claims against AGC and its subsidiaries, but only to the extent such claims survive after any claims asserted by AGC and its subsidiaries against the Debtors in the Bankruptcy Case or the Bermuda Case are fully and finally resolved pursuant to the claims resolution procedures provided in the Bankruptcy Plan, and, in that connection, the Company and GX Holdings (or such successor entities as may be designated under the Bankruptcy
          Plan) may assert such claims against AGC and its subsidiaries as a defense or counterclaim), and nothing in this paragraph 13 shall affect claims of New GX against its Non-Filing Subsidiaries after the Closing."

          (i) A new definition of "Incremental Tax Expenses" shall be added in alphabetical order in Section 8.1 of the Agreement to read as follows:

          ""Incremental Tax Expenses" shall mean any incremental expenses, including without limitation, interest expenses, incurred by the Company or any of its Subsidiaries consequent to any election by the Investors to cause the Company or any of its Subsidiaries to pay by promissory note or any method other than cash at Closing a claim of a Governmental Entity for Tax that is entitled to priority in payment under the Bankruptcy Code."

          (j) In clause (ii) of Section 8.5, the telecopy numbers for each of ST Telemedia and Latham & Watkins shall be amended as follows: "(65) 720-7277" shall be amended to "(65) 6720-7277" and "(65) 536-1171" shall be amended to "(65) 6536-1171" and the reference to "Chief Financial Officer" shall be amended to "General Counsel/Chief Legal Officer."

          (k) A new Section 8.14(d) shall be inserted to read as follows:

          "(d) Notwithstanding anything in this Agreement to the contrary, the calculation of December 31, 2002 Net Working Capital, December 31, 2002 Balance Sheet and Other Exit Costs shall (i) exclude each of the following: (x) any Incremental Tax Expenses and (y) any Post-Petition Investors' Expenses actually paid or payable on or prior to December 31, 2002 in excess of $5,200,000, and (ii) treat as a GAAP Liability for a Capital Lease any Liability which, but for its treatment as an "Other Secured Claim" pursuant to Section 4.2(c) of the Plan, would be a GAAP Liability for a Capital Lease for purposes of this Agreement."

          (l) The dollar amount contained in Paragraph 6 of Exhibit A shall be amended from "$300,000,000" to "$300,562,307.50".

          (m) To the extent there are inconsistencies between (i) the description of the terms of the New Preferred Shares in Exhibit A-1 of the Agreement (or other references to the New Preferred Shares in the Agreement), on the one hand, and (ii) the Certificate of Designations in effect as of the Closing Date, on the other hand, the Certificate of Designations shall govern.

          (n) To the extent there are inconsistencies between (i) the description of the minority protections contained in Exhibit A-2 of the Agreement (or other references to the minority protections in the Agreement), on the one hand, and (ii) the bye-laws of New GX in effect on the Closing Date, on the other hand, the bye-laws of New GX shall govern.

          (o) To the extent there are inconsistencies between (i) the description of the new debt securities to the pre-Petition Date creditors in Exhibit A-3 of the Agreement (or other references to the new debt securities in the Agreement), on the one hand, and (ii) the finally executed indenture for such new debt securities, on the other hand, the indenture shall govern.

          (p) Schedule 1.2(c) shall be amended and restated in its entirety to read as follows:

          "Any and all claims held by any of the Debtors against Lodwrick M. Cook and Carole D. Cook arising out of or in connection with the $7,500,000 financial accommodation made by GC Holdings for Lodwrick M. Cook and Carole D. Cook under the Reimbursement Agreement dated July 26, 2001 as extended by unanimous written consent of the Board of Directors of GCL as of December 21, 2001 and the proceeds therefrom, shall be allocated to the Bank Creditors."

       2. Confirmation of Agreement. Except as herein expressly amended, the Agreement shall remain in full force and effect in accordance with its terms.

       3. Governing Law; Submission to Jurisdiction. This Amendment shall be governed by and construed, interpreted and enforced first in accordance with and governed by the Bankruptcy Code and the applicable case law under the Bankruptcy Code and, to the extent that the Bankruptcy Code and the applicable case law under the Bankruptcy Code do not address the matter at hand, then, in accordance with and governed by the internal Laws of the State of New York, without giving effect to the principles of conflicts of law thereof. The parties hereby agree that, without limitation of any party's right to appeal any order of the U.S. Bankruptcy Court, (a) the U.S. Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Amendment and to decide any claims or disputes that may arise or result from, or be connected with, this Amendment, any breach or default hereunder, or the transactions contemplated herein, and (b) any and all claims, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the U.S. Bankruptcy Court, and the parties hereby consent and submit to the jurisdiction of the U.S. Bankruptcy Court.

       4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.

                   [signatures appear on the following page]

       IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date so indicated in the preamble hereof.

                                              GLOBAL CROSSING LTD. (in
                                              provisional liquidation)

                                              By: /s/ DAN J COHRS
                                                  -----------------------------
                                                  Name: DAN J COHRS
                                                  Title: EVP & CFO

                                              GLOBAL CROSSING HOLDINGS LTD. (in
                                              provisional liquidation)

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              SINGAPORE TECHNOLOGIES TELEMEDIA
                                              PTE LTD

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              HUTCHISON TELECOMMUNICATIONS
                                              LIMITED

                                              By: _____________________________
                                                  Name:
                                                  Title:

       IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date so indicated in the preamble hereof.

                                              GLOBAL CROSSING LTD. (in
                                              provisional liquidation)

                                              By: /s/ DAN J. COHRS
                                                  -----------------------------
                                                  Name: DAN J. COHRS
                                                  Title: EVP & CFO

                                              GLOBAL CROSSING HOLDINGS LTD. (in
                                              provisional liquidation)

                                              By: /s/ DAN J. COHRS
                                                  -----------------------------
                                                  Name: DAN J. COHRS
                                                  Title:

                                              SINGAPORE TECHNOLOGIES TELEMEDIA
                                              PTE LTD

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              HUTCHISON TELECOMMUNICATIONS
                                              LIMITED

                                              By: _____________________________
                                                  Name:
                                                  Title:

       IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date so indicated in the preamble hereof.

                                              GLOBAL CROSSING LTD. (in
                                              provisional liquidation)

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              GLOBAL CROSSING HOLDINGS LTD. (in
                                              provisional liquidation)

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              SINGAPORE TECHNOLOGIES TELEMEDIA
                                              PTE LTD

                                              By: /s/ LEE THENG KIAT
                                                  -----------------------------
                                                  Name: LEE THENG KIAT
                                                  Title:

                                              HUTCHISON TELECOMMUNICATIONS
                                              LIMITED

                                              By: _____________________________
                                                  Name:
                                                  Title:

       IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date so indicated in the preamble hereof.

                                              GLOBAL CROSSING LTD. (in
                                              provisional liquidation)

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              GLOBAL CROSSING HOLDINGS LTD. (in
                                              provisional liquidation)

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              SINGAPORE TECHNOLOGIES TELEMEDIA
                                              PTE LTD

                                              By: _____________________________
                                                  Name:
                                                  Title:

                                              HUTCHISON TELECOMMUNICATIONS
                                              LIMITED

                                              By: /s/ Susan Chow
                                                  -----------------------------
                                                  Name:  Susan Chow
                                                  Title: Director

The provisions of Article V of the Agreement, in so far as they are relevant to the terms of this letter, shall apply mutatis mutandis. Without limiting the generality of the foregoing, the JPLs shall have no personal liability arising under or in connection with this letter or the Amendment.

/s/ Philip Wedgwood Wallace
--------------------------------------
Philip Wedgwood Wallace
For and on behalf of the Joint Provisional Liquidators